UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nick Jensen

On December 30, 2010, Dialogic Inc. (the “Company”) entered into a service agreement (the “Service Agreement”) with Nick Jensen, the Company’s chief executive officer, effective as of October 1, 2010. The Service Agreement has an initial term ending on December 31, 2012, and may be renewed with the written agreement of the Company and Mr. Jensen. The Service Agreement may be terminated with six months notice by either the Company or Mr. Jensen, or without notice to the extent either the Company or Mr. Jensen materially breaches the terms of the Service Agreement. In addition, Mr. Jensen’s employment with the Company will automatically terminate at the end of the month in which he reaches 70 years of age.

Under the terms of the Service Agreement, Mr. Jensen is entitled to an annual base salary of CAD $500,000 and an annual bonus of up to 100% of his base salary at the discretion of the Board of Directors of the Company (the “Board”). In the event (i) the Company terminates the Service Agreement without cause or (ii) Mr. Jensen terminates the Service Agreement as a result of the Company’s failure to meet its obligations under the Service Agreement, Mr. Jensen will receive a lump-sum cash payment equal to 18 months of his then-current base salary.

Doug Sabella

On December 30, 2010, the Company entered into an amended and restated employment agreement (the “Sabella Agreement”) with Doug Sabella, the Company’s president and chief operating officer, effective as of October 1, 2010.

Under the terms of the Sabella Agreement, Mr. Sabella is entitled to an annual base salary of $405,000 and will be eligible to receive an annual incentive bonus of up to 50% of his annual base salary at the Board’s discretion based on achievement of performance objectives established by the Board and the chief executive officer.

In the event (i) the Company terminates Mr. Sabella’s employment without Cause (as defined in the Sabella Agreement) or (ii) Mr. Sabella resigns for Good Reason (as defined in the Sabella Agreement), Mr. Sabella will receive a lump-sum cash payment equal to 12 months of his then-current base salary and cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to 12 months upon Mr. Sabella’s election of COBRA continuation coverage (collectively, the “Sabella Severance Benefits”). In each case, receipt of the Sabella Severance Benefits by Mr. Sabella is subject to (i) his continued compliance with the obligations under his proprietary information and invention agreement with the Company while receiving such severance benefits, (ii) the execution of a general release in favor of the Company, and (iii) his resignation from the Board if he is a member at the time of termination.

In addition, if the Company terminates Mr. Sabella’s employment without Cause or Mr. Sabella resigns for Good Reason either (i) on or before September 30, 2011 or (ii) on or within 12 months of a Change of Control (as defined in the Sabella Agreement), Mr. Sabella will receive full vesting of his employee stock options to purchase the Company’s common stock on the effective date of such termination in addition to the Sabella Severance Benefits described above.

Eric Schlezinger

On December 30, 2010, the Company entered into an amended and restated employment agreement (the “Schlezinger Agreement”) with Eric Schlezinger, the Company’s executive vice president, general counsel and secretary, effective as of October 1, 2010.

Under the terms of the Schlezinger Agreement, Mr. Schlezinger is entitled to an annual base salary of $265,000 and will be eligible to receive an annual incentive bonus of up to 35% of his annual base salary at the Board’s discretion based on achievement of performance objectives established by the Board and the chief executive officer.

In the event (i) the Company terminates Mr. Schlezinger’s employment without Cause (as defined in the Schlezinger Agreement) or (ii) Mr. Schlezinger resigns for Good Reason (as defined in the Schlezinger Agreement), Mr. Schlezinger will receive a lump-sum cash payment equal to six months of his then-current base salary and cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to six months upon Mr. Schlezinger’s election of COBRA continuation coverage (collectively, the “Schlezinger Severance Benefits”). In each case, receipt of the Schlezinger Severance Benefits by Mr. Schlezinger is subject to (i) his continued compliance with the obligations under his proprietary information and invention agreement with the Company while receiving such severance benefits, (ii) the execution of a general release in favor of the Company, and (iii) his resignation from the Board if he is a member at the time of termination.

In addition, if the Company terminates Mr. Schlezinger’s employment without Cause or Mr. Schlezinger resigns for Good Reason either (i) on or before September 30, 2011 or (ii) on or within 12 months of a Change of Control (as defined in the Schlezinger Agreement), Mr. Schlezinger will receive full vesting of his employee stock options to purchase the Company’s common stock on the effective date of such termination in addition to the Schlezinger Severance Benefits described above.

Anthony Housefather

On December 30, 2010, Dialogic Corporation, a British Columbia corporation and wholly owned subsidiary of the Company, entered into an amended and restated employment agreement (the “Housefather Agreement”) with Anthony Housefather, the Company’s executive vice president and chief administration officer, effective as of October 1, 2010. The Company may terminate Mr. Housefather’s employment pursuant to the Housefather Agreement without Cause (as defined in the Housefather Agreement) upon at least 60 days written notice to Mr. Housefather, and Mr. Housefather may resign upon 60 days written notice to the Company.

Under the terms of the Housefather Agreement, Mr. Housefather is entitled to an annual base salary of CAD $250,000, a car allowance of CAD $9,000 per year (the “Car Allowance”), and will be eligible to receive an annual incentive bonus of up to CAD $50,000 at the Board’s discretion based on achievement of performance objectives as determined by the Board.

Pursuant to the Housefather Agreement, Mr. Housefather will also be entitled to a performance bonus of up to CAD $75,000 (the “Real Estate Bonus”). The amount of the Real Estate Bonus is calculated at the end of each calendar year, beginning in 2010, based on the percentage reduction of the Company’s aggregate base rental costs in such year. The Housefather Agreement further provides for an additional performance bonus of up to CAD $75,000 (the “Purchasing Performance Bonus”). The amount of the Purchasing Performance Bonus is calculated at the end of each calendar year, beginning in 2011, based on the percentage reduction of the aggregate purchase price of goods purchased by the Company’s purchasing department, as measured against benchmarks provided to Mr. Housefather. Following the initial payout of the Real Estate Bonus or the Purchasing Performance Bonus, the amount of each subsequent bonuses will be the difference between the amount Mr. Housefather is eligible for and the aggregate amount of previous Real Estate Bonuses or Purchasing Performance Bonuses awarded to Mr. Housefather.

In the event (i) the Company terminates Mr. Housefather without Cause (as defined in the Housefather Agreement), (ii) Mr. Housefather resigns as a result of the occurrence of an event constituting a Constructive Dismissal (as defined in the Housefather Agreement), or (iii) the Company terminates Mr. Housefather as a result of his Disability (as defined in the Housefather Agreement), Mr. Housefather will continue receiving his base salary, the Car Allowance and continued medical and dental benefits for a period equal to one month for each year of Mr. Housefather’s service with the Company, calculated from August 25, 1997. In each case, receipt of the Housefather Severance Benefits by Mr. Housefather is subject to the execution of a general release in favor of the Company.

The foregoing summary of the Service Agreement, Sabella Agreement, Schlezinger Agreement and Housefather Agreement is qualified in its entirety by the respective agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Service Agreement, dated December 30, 2010, between Nick Jensen and Dialogic Inc.

10.2	Amended and Restated Employment Agreement, dated December 30, 2010, between Doug Sabella and Dialogic Inc.

10.3	Amended and Restated Employment Agreement, dated December 30, 2010, between Eric Schlezinger and Dialogic Inc.

10.4	Amended and Restated Employment Agreement, dated December 30, 2010, between Anthony Housefather and Dialogic Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.
Dated: January 6, 2011
	By:	/S/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Secretary